                                                                     EXHIBIT (K)




                       CONSENT OF INDEPENDENT ACCOUNTANTS
WE hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 6, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of the Plan Investment Fund, Inc. (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 26, 2002